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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 3, 2003


                         Kontron Mobile Computing, Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


       0-22221                                                  41-1731723
(Commission File Number)                                       (IRS Employer
                                                             Identification No.)


                               7631 Anagram Drive
                          Eden Prairie, Minnesota 55344
              (Address of Principal Executive Offices and Zip Code)


                                 (952) 974-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

         In a press release issued on December 3, 2003, the Registrant announced that it has received an offer from Kontron AG expressing the interest of Kontron AG to acquire all of the shares of Registrant's common stock not currently owned or controlled by Kontron AG. Kontron AG offers to pay $0.45 per share of common stock. According to its most recent filings with the Securities and Exchange Commission, Kontron AG owns 7,694,492 shares of the Registrant's common stock, out of a total of 14,952,926 shares of common stock currently outstanding, and all of the outstanding 4,750,000 shares of the Registrant's Series B and Series C Convertible Participating Preferred Stock, which are convertible into 5,468,750 shares of common stock.

         The Registrant's board of directors has formed a special committee comprised solely of independent directors to review the offer from Kontron AG. The special committee is currently in the process of identifying an investment banking firm to have Kontron AG's offer evaluated and assessed in comparison to the Registrant's value as a going concern.

         The full text of the press release is set forth in Exhibit 99 attached hereto and incorporated in this Report as if fully set forth herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     KONTRON MOBILE COMPUTING, INC.


                                     By /s/ Thomas Sparrvik
                                        -------------------------------
Date: December 3, 2003                  Thomas Sparrvik
                                        Chief Executive Officer

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                                 EXHIBIT INDEX

                         Kontron Mobile Computing, Inc.
                             Form 8-K Current Report


Exhibit Number                         Description
--------------             ------------------------------------
      99                   Press release dated December 3, 2003